                                                                    EXHIBIT 10.2



                            PARTNERSHIP AGREEMENT OF
                            COX PIONEER PARTNERSHIP

                               December 31, 1996





                                                               December 13, 1996

                            PARTNERSHIP AGREEMENT OF
                            COX PIONEER PARTNERSHIP


                               TABLE OF CONTENTS



SECTION 1                 DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
                          -----------

SECTION 2                 THE PARTNERSHIP AND ITS BUSINESS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
                          --------------------------------
         2.1  Formation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
              ---------
         2.2  Partnership Name  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
              ----------------
         2.3  Term of the Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
              -----------------------
         2.4  Purposes of the Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
              ---------------------------
         2.5  Authority of the Partnership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
              ----------------------------
         2.6  Principal Office and Other Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
              ----------------------------------
         2.7  Foreign Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
              ---------------------
         2.8  Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
              -----------

SECTION 3                 PARTNERSHIP CAPITAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
                          -------------------
         3.1  Capital Contributions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
              ---------------------
         3.2  Loans by Partners . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
              -----------------
         3.3  Disbursements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
              -------------
         3.4  Withdrawal of Contributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
              ---------------------------

SECTION 4                 MANAGEMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
                          ----------
         4.1  Management Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
              --------------------
         4.2  Meetings of the Management Committee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
              ------------------------------------
         4.3  Power and Authority of the Management Committee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
              -----------------------------------------------
         4.4  Rights, Powers, and Duties of the Managing Partner  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
              --------------------------------------------------
         4.5  Limitations on Authority of the Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
              ----------------------------------------
         4.6  Authority, Responsibilities, and Fiduciary Obligations of the Partners. . . . . . . . . . . . . . . . . . .  16
              ----------------------------------------------------------------------
         4.7  Compensation of Managing Partner and Reimbursement of Expenses  . . . . . . . . . . . . . . . . . . . . . .  17
              --------------------------------------------------------------
         4.8  Tax Matters Partner.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
              -------------------
         4.9  Permitted Transactions. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
              ----------------------
         4.10  Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
               ---------------

SECTION 5                 CASH DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND LOSSES                                            19
                          -----------------------------------------------------
         5.1  Distributions.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
              -------------
         5.2  Allocations of Net Profit and Net Loss. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
              --------------------------------------
         5.3  Special Allocations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
              -------------------
         5.4  Curative Allocations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
              --------------------





                             - i -                             December 13, 1996

         5.5  Special Allocations Relating to Certain Interest  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              ------------------------------------------------
         5.6  Other Allocation Rules. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
              ----------------------
         5.7  Section 704(c) Allocations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              --------------------------

SECTION 6                 ASSIGNMENT, TRANSFER, OR SALE OF INTERESTS IN PARTNERSHIP . . . . . . . . . . . . . . . . . . .  23
                          ---------------------------------------------------------
         6.1  Transfer of the Partnership Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              -------------------------------------
         6.2  Withdrawal of Partner . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              ---------------------
         6.3  Admission of Additional Partners  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              --------------------------------

SECTION 7                 DISSOLUTION AND TERMINATION OF THE PARTNERSHIP  . . . . . . . . . . . . . . . . . . . . . . . .  23
                          ----------------------------------------------
         7.1  Events of Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
              ---------------------
         7.2  Actions on Dissolution. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
              ----------------------

SECTION 8                 BOOKS, RECORDS, AND RETURNS; TAX YEAR . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                          -------------------------------------
         8.1  Books of Account and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
              ----------------------------
         8.2  Accounting Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
              ------------------
         8.3  Tax Returns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
              -----------
         8.4  Deposit of Partnership Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
              ----------------------------

SECTION 9                 MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                          -------------
         9.1  Captions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
              --------
         9.2  Pronouns, Singular and Plural Form  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
              ----------------------------------
         9.3  Further Action  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
              --------------
         9.4  Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
              ----------------
         9.5  Agreement Binding . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
              -----------------
         9.6  Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
              -------
         9.7  Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
              ------------
         9.8  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
              ------------
         9.9  Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
              -------------
         9.10  No Third-Party Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
               ----------------------------





                             - ii -                            December 13, 1996

                            PARTNERSHIP AGREEMENT OF
                            COX PIONEER PARTNERSHIP

         This PARTNERSHIP AGREEMENT of Cox Pioneer Partnership is entered into as of December 31, 1996, by and between Cox Communications Pioneer, Inc., a Delaware corporation ("CCI Pioneer"), and CEI Pioneer, Inc., a Delaware corporation ("CEI Pioneer").

                                    RECITAL

         The Partners desire to enter into this Agreement to provide for the formation and organization of a general partnership to be known as "Cox Pioneer Partnership," the allocation of profits and losses, cash flow, and other proceeds of the Partnership between the Partners, the respective rights, obligations, and interests of the Partners to each other and to the Partnership, and certain other matters.

                                   AGREEMENT

         In consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound legally, agree as follows:

SECTION 1                 DEFINITIONS.

         The following terms, as used in this Agreement, shall have the meanings set forth in this Section:

         "Act" means the Uniform Partnership Law of the State of Delaware.

         "Agreement" means this Partnership Agreement, as it may be amended, restated, modified, or supplemented from time to time in accordance with its terms.

         "Capital Account" means an account to be maintained for each Partner in accordance with the Code, which, subject to any contrary requirements of the Code, shall equal the sum of (i) the amount of money contributed by such Partner to the Partnership, if any; (ii) the fair market value without regard to Code Section 7701(g) of property, if any, contributed by such Partner to the Partnership (net of liabilities that are secured by such contributed property or that the Partnership or the other Partner is considered to assume or take subject to under Code Section 752); (iii) allocations to the Partner of Net Profit pursuant to Section 5; and (iv) other additions made in accordance with the Code; decreased by (i) the amount of cash distributed to such Partner by the Partnership; (ii) allocations to the Partner of Net Loss pursuant to
Section 5; (iii) the fair market value without regard to Code Section 7701(g) of property distributed to such Partner by the Partnership (net of liabilities that are secured by such distributed property or that such Partner is considered to assume or take subject to under Code Section 752); and (iv) other deductions made in accordance with the Code. The Partners' respective Capital Accounts shall





                                                               December 13, 1996
be determined and maintained at all times in accordance with all the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv).

         "Capital Contribution" means, for each Partner, the amount of money, and the fair market value of any other property (net of liabilities assumed or taken subject to by the Partnership), contributed by such Partner to the Partnership pursuant to this Agreement.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any subsequent federal law of similar import, and, to the extent applicable, the Treasury Regulations.

         "Depreciation" means, for each fiscal period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such fiscal period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such fiscal period, Depreciation shall be determined in the manner described in Regulations Section 1.704-1(b)(2)(iv)(g)(3) or Regulations Section 1.704-3(d)(2), whichever is applicable.

         "FCC" means the Federal Communications Commission.

         "Fiscal Year" means the Partnership's fiscal year.

         "Gross Asset Value" means with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

                 (i) The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset, as agreed to by the Partners;

                 (ii) The Gross Asset Values of all Partnership assets shall be adjusted to equal their respective gross fair market values, as agreed to by the Partners, as of the following times: (a) the acquisition of an additional interest in the Partnership by either Partner in exchange for more than a de minimis Capital Contribution; (b) the distribution by the Partnership to either Partner of more than a de minimis amount of Partnership property as consideration for an interest in the Partnership; and (c) the liquidation of the Partnership within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g); provided, however, that adjustments pursuant to clauses
(a) and (b) above shall be made only if the Managing Partner determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

                 (iii) The Gross Asset Value of any Partnership asset distributed to either Partner shall be the gross fair market value of such asset on the date of distribution, as agreed to by the Partners; and





                             - 2 -                             December 13, 1996

                 (iv) The Gross Asset Value of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m) and
Section 5.3(e); provided, however, that Gross Asset Value shall not be adjusted pursuant to this paragraph (iv) to the extent that an adjustment was made pursuant to paragraph (ii) of this definition in connection with a transaction that would otherwise have resulted in an adjustment pursuant to this paragraph
(iv).

         If the Gross Asset Value of an asset has been determined or adjusted pursuant to paragraph (i), (ii), or (iv) of this definition, the Gross Asset Value of such asset shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Profit and Net Loss.

         "License Contribution Date" means the date on which the PCS License is to be contributed to the Partnership pursuant to Section 2.2(a) of the PioneerCo Agreement.

         "Management Committee" means the committee appointed in accordance with the provisions of Section 4.1 hereof.

         "Managing Partner" means the Managing Partner designated pursuant to
Section 4.4(a).

         "Net Profit and Net Loss" means, for each Fiscal Year or other period, an amount equal to the Partnership's taxable income or loss for such Fiscal Year or other period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                 (i) Any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profit or Net Loss shall be added to such taxable income or loss;

                 (ii) Code Section 705(a)(2)(B) expenditures of the Partnership, which are not otherwise taken into account in computing Net Profit or Net Loss, shall be subtracted from such taxable income or loss;

                 (iii) If the Gross Asset Value of any Partnership asset is adjusted pursuant to paragraph (ii) or (iii) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Profit or Net Loss;

                 (iv) Gain or loss resulting from any disposition of Partnership property with respect to which gain or loss is recognized for federal income tax purposes shall be computed





                             - 3 -                             December 13, 1996
by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

                 (v) In lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other period;

                 (vi) To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of the asset, and such gain or loss shall be taken into account for purposes of computing Net Profit and Net Loss;

                 (vii) Notwithstanding anything to the contrary in the definition of the terms "Net Profit" and "Net Loss," any items that are specially allocated pursuant to Section 5.3, Section 5.4, Section 5.5, Section 5.6, or Section 5.7 of this Agreement shall not be taken into account in computing Net Profit or Net Loss; and

                 (viii) For purposes of this Agreement, any deduction for a loss on a sale or exchange of Partnership property that is disallowed to the Partnership under Code Section 267(a)(1) or 707(b) shall be treated as a Code
Section 705(a)(2)(B) expenditure.

         "Nonrecourse Deductions" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(i). The amount of Nonrecourse Deductions shall be determined pursuant to Treasury Regulation Section 1.704-2(c).

         "Nonrecourse Liability" has the meaning set forth in Treasury Regulation Sections 1.704-2(b)(3) and 1.752-1(a)(2).

         "Partner" means each of the signatories hereto in their respective capacities as partners of the Partnership.

         "Partner Nonrecourse Debt" has the meaning set forth in Treasury Regulation Section 1.704-2(b)(4).

         "Partner Nonrecourse Debt Minimum Gain" has the meaning set forth in Treasury Regulation Section 1.704-2(i)(2). The amount of Partner Nonrecourse Debt Minimum Gain shall be determined in accordance with Treasury Regulation
Section 1.704-2(i)(3).





                             - 4 -                             December 13, 1996

         "Partner Nonrecourse Deductions" has the meaning set forth in Treasury Regulation Sections 1.704-2(i)(1) and 1.704-2(i)(2). The amount of Nonrecourse Deductions shall be determined pursuant to Treasury Regulation Section 1.704-2(i)(2).

         "Partnership" means the partnership created by the Partners pursuant to this Agreement.

         "Partnership Minimum Gain" has the meaning set forth in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d). The amount of Partnership Minimum Gain shall be determined in accordance with Treasury Regulation Section 1.704-2(d).

         "PCS License" means the 30 MHz "A" block broadband PCS license for the Los Angeles-San Diego MTA that is held by Cox Communications, Inc. on the date of this Agreement.

         "Percentage Interest" means, with respect to CCI Pioneer, a fraction, expressed as a percentage, equal to 40/51, and, with respect to CEI Pioneer, a fraction, expressed as a percentage, equal to 11/51.

          "Person" means an individual, corporation, association, partnership, joint venture, trust, estate, limited liability company, limited liability partnership, or other entity or organization.

         "PioneerCo" means Cox Communications PCS, L.P., a limited partnership to be formed by the Partnership and Sprint Spectrum Holding Company, L.P., for the purpose of owning and operating a personal communications system in the Los Angeles-San Diego MTA using the PCS License.

         "PioneerCo Agreement" means the Agreement of Limited Partnership of PioneerCo, to be entered into by the Partnership and Sprint Spectrum Holding Company, L.P. (formerly known as MajorCo, L.P.), as it may be amended from time to time.

         "Regulatory Allocations" is defined in Section 5.4.

         "Subsidiary" means, with reference to the Partnership, any Person controlled directly or indirectly by the Partnership and, with reference to any other Person, any Person that is a "Subsidiary" of such Person for purposes of the PioneerCo Agreement.

         "System Assets" means all tangible and intangible assets owned by any of Cox California PCS, Inc., PCS Leasing Co., Inc., Cox Communications, Inc., or any other Subsidiary of Cox Communications, Inc. that are held for use in the development of a PCS system in the Los Angeles MTA under the PCS License, including any technology rights and the other assets to be identified on
Schedule 1.10 to the PioneerCo Agreement, but excluding the PCS License.





                             - 5 -                             December 13, 1996

         "Treasury Regulations" means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

SECTION 2                 THE PARTNERSHIP AND ITS BUSINESS.

         2.1 Formation. The Partners hereby form the Partnership as a general partnership pursuant to the provisions of the Act. Except as provided in this Agreement, all rights, liabilities, and obligations of the Partners, both as between themselves and with respect to Persons not parties to this Agreement, shall be as provided in the Act, and this Agreement shall be construed in accordance with the provisions of the Act. To the extent that the rights or obligations of either Partner are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

         2.2 Partnership Name. The name of the Partnership shall be "Cox Pioneer Partnership." The business of the Partnership may be conducted under that name or, upon compliance with applicable laws, any other name that the Management Committee deems appropriate or advisable. The Managing Partner shall file any assumed name certificates and similar filings, and any amendments thereto, that it considers appropriate or advisable.

         2.3 Term of the Partnership. The term of the Partnership shall commence on the date of this Agreement and shall continue until December 31, 2046 or until earlier terminated in accordance with Section 7.

         2.4 Purposes of the Partnership. The purposes of the Partnership shall be (a) to acquire an equity interest in PioneerCo and to be a general partner, a limited partner, or both a general partner and a limited partner in PioneerCo, as provided in the PioneerCo Agreement; (b) to acquire, own, and dispose of interests in PioneerCo and to exercise all rights and powers incident thereto; (c) to engage in the business, through PioneerCo, of acquiring, owning, constructing, maintaining, operating, promoting, selling, disposing, and otherwise developing a personal communications system in the Los Angeles-San Diego MTA using the PCS License; (d) to acquire an equity interest in Sprint Spectrum Holding Company, L.P., a Delaware limited partnership (or in any successor-in-interest to Sprint Spectrum Holding Company, L.P.), upon the disposition by the Partnership of its interest in PioneerCo as contemplated by
Section 13.6 of the PioneerCo Agreement, and to exercise all rights and powers incident thereto; and (e) to do any other lawful things necessary, appropriate, or advisable in connection with those activities.

         2.5 Authority of the Partnership. The Partnership shall be empowered and authorized to do all lawful acts and things necessary, appropriate, proper, advisable, incidental to, or convenient for the furtherance and accomplishment of its purposes. In particular, the Partnership shall be empowered and authorized, for itself or on behalf of any Subsidiary of the Partnership:





                             - 6 -                             December 13, 1996

                 (a) to construct, operate, maintain, improve, expand, buy, own, sell, convey, assign, mortgage, refinance, rent, or lease real or personal property, which may be held in the name of the Partnership or any Subsidiary of the Partnership, in the name of the Managing Partner as nominee or trustee for the beneficial owner of the property, or in any other manner that the Management Committee deems to be in the best interests of the Partnership or any Subsidiary of the Partnership, so long as all such property is properly reflected on the books of the Partnership and any Subsidiary of the Partnership;

                 (b) to enter into, perform, and carry out contracts and agreements of any kind necessary to, in connection with, or incidental to accomplishing the purposes of the Partnership;

                 (c) to borrow money and issue evidences of indebtedness in furtherance of the purposes of the Partnership and to secure any such indebtedness by mortgage, security interest, or other lien;

                 (d) to maintain and operate the assets of the Partnership and any Subsidiary of the Partnership;

                 (e) to negotiate for and conclude agreements for the sale, exchange, or other disposition of any property of the Partnership or of any Subsidiary of the Partnership, or for the purchase or lease of additional property of the Partnership or any Subsidiary of the Partnership;

                 (f) to hire and compensate employees, agents, independent contractors, attorneys, and accountants; and

                 (g)  to bring and defend actions in law and equity.

         2.6 Principal Office and Other Offices. The principal office of the Partnership shall be located at 1400 Lake Hearn Drive, N.E., Atlanta, Georgia 30319. The Partnership may maintain any other offices at any other places that the Management Committee deems advisable. The Partnership may, upon compliance with the applicable provisions of the Act, change its principal office from time to time in the discretion of the Management Committee.

         2.7 Foreign Qualification. The Managing Partner shall take all necessary actions to cause the Partnership to be authorized to conduct business legally in all appropriate jurisdictions.

         2.8 Fiscal Year. The Fiscal Year of the Partnership shall be the calendar year. The Partnership shall have the same Fiscal Year for income tax purposes and for financial and partnership accounting purposes.





                             - 7 -                             December 13, 1996

SECTION 3                 PARTNERSHIP CAPITAL.

         3.1  Capital Contributions.

                 (a)  Contribution of PCS License.

                          (i)  CCI Pioneer agrees to contribute to the
Partnership, on the License Contribution Date, an undivided fractional interest in the PCS License equal to $404,883,238 divided by $422,530,297. Concurrently with the contribution required to be made by CCI Pioneer pursuant to this
Section 3.1(a)(i), CCI Pioneer, as Managing Partner of the Partnership, shall cause the Partnership to contribute to PioneerCo the undivided fractional interest in the PCS License that is contributed to it by CCI Pioneer.

                          (ii)  The Partners agree that (A) the gross fair
market value of the PCS License equals $422,530,297, (B) the fair market value of the Capital Contribution to be made by CCI Pioneer pursuant to Section 3.1(a)(i) equals $404,883,238 less the total payment obligations assumed by the Partnership pursuant to Section 3.1(e) (other than any payment obligation representing interest on any payments that are permitted to be deferred by the
FCC), and (C) the fair market value and the initial Gross Asset Value of the undivided fractional interest in the PCS License that is contributed by CCI Pioneer pursuant to Section 3.1(a)(i) equals $404,883,238.

                 (b)  System Assets and Interim Funding Loans.

                          (i)  If PioneerCo assumes the FCC Payment Obligations
(as defined in the PioneerCo Agreement) pursuant to Section 2.2(a)(iv) of the PioneerCo Agreement and the License Contribution Date precedes a purchase and sale of the System Assets pursuant to the System Assets Sales Agreement (as defined in the PioneerCo Agreement), then, on the License Contribution Date, CCI Pioneer shall contribute to the Partnership the System Assets.
Concurrently with the contribution required to be made by CCI Pioneer pursuant to this Section 3.1(b)(i), CCI Pioneer, as Managing Partner of the Partnership, shall cause the Partnership to contribute the System Assets to PioneerCo. The Partners agree that the gross fair market value and the aggregate initial Gross Asset Value of the System Assets shall be determined as provided in the PioneerCo Agreement.

                          (ii)  If PioneerCo assumes the FCC Payment
Obligations (as defined in the PioneerCo Agreement) pursuant to Section 2.2(a)(iv) of the PioneerCo Agreement, then CCI Pioneer shall acquire and shall contribute to the Partnership on the License Contribution Date all rights of each Interim Lender (as defined in the PioneerCo Agreement) as of the License Contribution Date to any payment of principal or interest with respect to the Interim Funding Loans (as defined in the PioneerCo Agreement), other than Interim Funding Loans required to be repaid pursuant to Section 2.9(c) of the PioneerCo Agreement. A contribution of Interim Funding Loans pursuant to this
Section 3.1(b)(ii) shall be deemed to be a contribution of money





                             - 8 -                             December 13, 1996
in an amount equal to the outstanding principal amount and accrued unpaid interest with respect to such Interim Funding Loans on the date of their contribution to the Partnership.

                 (c)  Required Cash Contributions and Interest Payments.

                          (i) The Partners agree to make additional cash
Capital Contributions for the purpose of (A) funding the obligations of the Partnership to satisfy the payment obligations to the FCC that are assumed by the Partnership pursuant to Section 3.1(e), and (B) to make capital contributions to PioneerCo in accordance with the PioneerCo Agreement, in each case in the respective amounts determined under Section 3.1(c)(ii), at any time and from time to time upon written notice from the Managing Partner. The Managing Partner's notice shall:

                                  (A)  specify the respective amounts of the
Capital Contributions to be made by the Partners, which shall be determined under Section 3.1(c)(ii); and

                                  (B)  specify a date (not fewer than five
business days following the delivery of the notice to the Partners) on which the Capital Contributions shall be made.

                          (ii)  The respective amounts of the Capital
Contributions to be made by the Partners shall be determined in accordance with the following provisions:

                                  (A)  All Capital Contributions pursuant to
this Section 3.1(c) shall be made by CEI Pioneer until the aggregate amount of Capital Contributions made by CEI Pioneer pursuant to this Section 3.1(c) equals 11/40 of the sum of (1) the fair market value of the undivided fractional interest in the PCS License contributed by CCI Pioneer pursuant to
Section 3.1(a)(i) (as determined pursuant to Section 3.1(a)(ii)) plus (2) the aggregate initial Gross Asset Value of any System Assets contributed pursuant to Section 3.1(b)(i) plus (3) the outstanding principal amount and accrued unpaid interest with respect to any Interim Funding Loans that are contributed to the Partnership pursuant to Section 3.1(b)(ii), determined as of the date of their contribution to the Partnership.

                                  (B)  After CEI Pioneer has made all Capital
Contributions required to be made by it pursuant to Section 3.1(c)(ii)(A), all additional Capital Contributions pursuant to this Section 3.1(c) shall be made by CCI Pioneer and CEI Pioneer in proportion to their respective Percentage Interests.

                          (iii)  CEI Pioneer agrees to pay to the Partnership,
concurrently with any Capital Contribution by CEI Pioneer pursuant to Section 3.1(c)(ii)(A), interest on the amount of such Capital Contribution, computed at the rate of 7.25%, compounded quarterly, from the later of (A) the first date on which interest began to accrue on the obligation of Cox Communications, Inc. to pay the FCC for the PCS License or (B) March 1, 1996, until the date such Capital Contribution is made. Except as otherwise required under the Code or applicable Treasury Regulations, any interest payment pursuant to this Section 3.1(c)(iii) shall not constitute a Capital Contribution for purposes of this Agreement. For purposes of this Section 3.1(c)(iii),





                             - 9 -                             December 13, 1996
the first date on which interest began to accrue on the obligation of Cox Communications, Inc. to pay the FCC for the PCS License shall be determined from the amount of interest ultimately assessed against Cox Communications, Inc. and required to be paid to the FCC regardless of the date specified for the commencement of such accrual in any FCC order.

                 (d) Additional Capital Contributions. Except as provided above, there shall be no assessments for additional Capital Contributions by the Partners to the Partnership, and neither Partner shall be required to make any Capital Contributions to the Partnership in addition to the Capital Contributions to be made by it pursuant to Section 3.1(a), Section 3.1(b)(i),
Section 3.1(b)(ii), and Section 3.1(c).

                 (e) Assumption of Liabilities. Upon the contribution by CCI Pioneer of an undivided fractional interest in the PCS License pursuant to
Section 3.1(a)(i), the Partnership shall assume, and shall undertake to pay, satisfy and discharge, all payment obligations of Cox Communications, Inc. to the FCC that were imposed as a condition to the issuance of the PCS License to Cox Communications, Inc. (including any obligation to pay interest on any payments that are permitted to be deferred by the FCC).

                 (f) Manner of Effecting Contributions. All Capital Contributions pursuant to this Agreement shall be made in a manner that conforms with the provisions of the PioneerCo Agreement, which contemplates, among other things, a direct conveyance to PioneerCo by Cox Communications, Inc. of the PCS License.

         3.2 Loans by Partners. Either Partner may lend funds to the Partnership on terms and conditions agreed to by the Management Committee and the lending Partner. Except as otherwise provided in this Agreement or as agreed to by the Partners, any advance of funds to the Partnership by a Partner shall be treated as a loan and not as a Capital Contribution.

         3.3 Disbursements. The Partnership shall pay all costs and expenses of the Partnership business, including financing costs and related expenses, investment expenses, real estate taxes and other carrying charges, stamp taxes, stock taxes, all costs of construction of improvements on Partnership property or leaseholds, management, leasing, and loan placement fees, and operating expenses, and including all reasonable costs and expenses incurred by or on behalf of the Partnership by the Partners. The Partnership may set aside funds for any items that are proper Partnership purposes, including operating expenses, debt service, capital improvements, replacements, repairs, amortization, other capital requirements, and liabilities, contingent or otherwise, of the Partnership or any Subsidiary of the Partnership, in each case as determined by the Management Committee.

         3.4 Withdrawal of Contributions. Neither Partner shall have the right to withdraw from the Partnership or to demand a return of any part of its Capital Contribution during the term of the Partnership, and any return of the Capital Contribution of either Partner shall be made solely from the assets of the Partnership and only in accordance with the terms of this Agreement. No interest shall be paid to either Partner with respect to its Capital Contribution to the Partnership.





                             - 10 -                            December 13, 1996

The Partners expressly acknowledge that certain provisions of this Agreement that may preclude a Partner from realizing appreciation in the value of Partnership assets are essential to protect the Partners' mutual interests in the Partnership assets; accordingly, the Partners hereby waive any right they otherwise would have to seek a partition or judicial liquidation of the Partnership or any comparable action.

SECTION 4                 MANAGEMENT.

         4.1  Management Committee.

                 (a) The Partners, together, shall be responsible for the management and operations of the Partnership and shall have all powers necessary to manage and control the Partnership and to conduct its business and all powers possessed by general partners under the Act. The Partnership shall be managed by the Partners jointly through a Management Committee and, except as expressly provided for in this Agreement, each Partner agrees not to exercise individually any of the powers described in the preceding sentence other than at the direction of or pursuant to authority delegated to it by the Management Committee. The Management Committee shall consist of four members. Each Partner shall be entitled to designate two members of the Management Committee. Each Partner shall be entitled to designate one or more alternates to each member of the Management Committee designated by it.

                 (b) Each member of the Management Committee shall be entitled to one vote with respect to all matters that come before the Management Committee. All actions of the Management Committee shall require the affirmative vote at a meeting of a majority of the total number of members of the Management Committee or, if the Management Committee is acting without a meeting, the unanimous written consent of the members of the Management Committee.

                 (c) Each Partner shall have the right, exercisable upon written notice to the other Partner, to remove any member of the Management Committee (or any alternate) designated by such Partner pursuant to this
Section 4.1. A Partner that removes a member of the Management Committee shall promptly designate a successor member by giving notice of such designation to the other Partner. If, as a result of death, disability, retirement, resignation, or removal there exists any vacancy on the Management Committee, the Partner entitled to designate the person whose, death, disability, retirement, resignation, or removal resulted in such vacancy shall designate another individual to fill such capacity and to serve as a member of the Management Committee.

                 (d) Each Partner agrees that each member of the Management Committee designated by such Partner shall have the authority to execute any document and take any other action on behalf of such Partner pursuant to the terms of this Agreement. Any action taken, and any document executed, by a member of the Management Committee designated by a Partner shall be binding upon such Partner, and neither the Partnership nor the other Partner shall be





                             - 11 -                            December 13, 1996
obligated to inquire as to the authority of a member of the Management
Committee to take any action or execute any document on behalf of the designating Partner.

         4.2  Meetings of the Management Committee.

                 (a) Meetings of the Management Committee shall be held from time to time at the request of either Partner, at a time (within ten business days after the request therefor) and place determined by the Managing Partner. The Managing Partner shall give each Partner at least five business days notice of the time and place of any meeting of the Management Committee. Attendance of a member designated by a Partner at a meeting of the Management Committee shall constitute waiver of notice of such meeting by the designating Partner, unless such Partner objects in writing at or prior to such meeting.

                 (b) The Management Committee may take any action without a meeting if a written consent to such action is signed by each member of the Management Committee and such written consent is filed with the records of the Partnership. The members of the Management Committee may participate in a meeting by means of conference telephone or similar communications equipment by means of which all members participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person by any such member at such meeting.

                 (c) Minutes of each meeting of the Management Committee shall be prepared by the Managing Partner and circulated to the Partners.

         4.3 Power and Authority of the Management Committee. The Management Committee shall have full and complete charge of the day-to-day affairs of the Partnership and the management and control of the Partnership's business. Notwithstanding the foregoing, except as otherwise provided in this Agreement, the Management Committee may delegate all or any portion of the management of the day-to-day affairs of the Partnership and its business to the Managing Partner, to any other Person selected by the Management Committee, and to the employees of the Partnership (or any Subsidiary of the Partnership).

         4.4  Rights, Powers, and Duties of the Managing Partner.

                 (a) Designation and Removal. CCI Pioneer shall be the Managing Partner until it resigns as Managing Partner or is removed as Managing Partner pursuant to this Agreement. CCI Pioneer may be removed as Managing Partner, at the election of CEI Pioneer, if CCI Pioneer has engaged in willful misconduct, recklessness, or negligence in exercising the duties, responsibilities, powers, and authority assigned to it by this Agreement or delegated to it by the Management Committee. If CCI Pioneer resigns as Managing Partner or is removed as Managing Partner pursuant to this Agreement, CEI Pioneer shall be the Managing Partner.

                 (b) Powers in General. The Managing Partner shall have the powers and authority assigned to it in this Agreement and any additional powers and authority that may be





                             - 12 -                            December 13, 1996
delegated to it from time to time by the Management Committee. The Managing Partner shall act at all times in accordance with the decisions and directions of the Management Committee. Except as otherwise provided in this Agreement, and subject to any limitations that may be imposed by the Management Committee, the Managing Partner shall have the power to bind the Partnership through the exercise of the powers granted to it hereunder or delegated to it by the Management Committee, to the extent consistent with the terms of this Agreement, and shall have the power, on behalf of the Partnership or any Subsidiary of the Partnership (without regard to the term of the Partnership), to:

                          (i)  acquire by purchase, lease, or otherwise any
real or personal property;

                          (ii)  operate, maintain, finance, improve, construct,
own, grant options with respect to, sell, convey, assign, mortgage, and lease real and personal property;

                          (iii) sell or exchange all or any part of the
property and assets of the Partnership for property, cash, or on terms, or any combination thereof;

                          (iv)  execute and modify leases and other agreements
(including leases and agreements for terms extending beyond the term of the Partnership or of any Subsidiary of the Partnership), and execute and modify options, licenses, or agreements with respect to any of the assets or the business of the Partnership;

                          (v)  obtain loans for the Partnership and secure the
same by mortgaging, assigning for security purposes, pledging, or otherwise hypothecating all or any part of the property and assets of the Partnership (and in connection therewith to place record title to any such property or assets in the name or names of a nominee or nominees);

                          (vi)  prepay in whole or in part, refinance, recast,
increase, decrease, modify, amend, restate, or extend any such mortgage, security assignment, pledge, or other security instrument, and in connection therewith to execute and deliver, for and on behalf of the Partnership, any extensions, renewals, or modifications thereof, any new mortgage, security assignment, pledge, or other security instrument in lieu thereof;

                          (vii)  draw, make, accept, endorse, sign, and deliver
any notes, drafts, or other negotiable instruments or commercial paper;

                          (viii)  establish, maintain, and draw upon checking,
savings, and other accounts in the name of the Partnership or any Subsidiary of the Partnership in such banks or other financial institutions as the Managing Partner may from time to time select;

                          (ix)  employ, fix the compensation of, oversee, and
discharge agents and employees of the Partnership and of any Subsidiary of the Partnership as the Managing Partner shall deem advisable in the operation and management of the business of the Partnership,





                             - 13 -                            December 13, 1996
including but not limited to such accountants, attorneys, architects, consultants, engineers, and appraisers, on such terms and for such compensation, as the Managing Partner shall determine;

                          (x)  compromise any claim or liability due to the
Partnership;

                          (xi)  execute, acknowledge, verify, and file any and
all certificates, documents, and instruments that the Managing Partner considers necessary or desirable to permit the Partnership to conduct business in any state in which the Managing Partner deems advisable; and

                          (xii)  do any or all of the foregoing, discretionary
or otherwise, through agents selected by the Managing Partner and compensated or uncompensated by the Partnership.

                 (c) Duties of the Managing Partner. The Managing Partner shall have the duties and responsibilities assigned to it in this Agreement and any additional duties and responsibilities that may be assigned to it from time to time by the Management Committee. The Managing Partner, on behalf of and at the expense of the Partnership, shall perform duties as follows:

                          (i)  take all steps and do all things within its
powers that are reasonable and necessary in connection with the management and operations of the Partnership;

                          (ii)  promote the success of the business of the
Partnership;

                          (iii)  file and publish all certificates, statements,
and instruments, and all amendments thereto, that are required by law for the formation, continuation, and operation of the Partnership and for the qualification of the Partnership to do business in any other jurisdiction;

                          (iv)  pay any uncontested taxes, charges, and
assessments that are levied, assessed, or imposed upon the Partnership or its property, as they become due;

                          (v)  discharge in good faith the duties and
obligations of the Partnership under any agreement, contract, or other document to which it is a party;

                          (vi)  maintain complete and accurate books of account
of the Partnership's affairs and all other records required to be maintained by the Partnership at the Partnership's principal office;

                          (vii)  inform the other Partner concerning the
operations of the Partnership; and

                          (viii)  retain the services of accountants or legal
counsel as required for the Partnership.





                             - 14 -                            December 13, 1996

                 (d) Third Parties. No Person dealing with the Managing Partner shall be required to inquire into the necessity or expediency of any act taken by the Managing Partner or be obligated or privileged to inquire into the authority of the Managing Partner to perform any such act. Every contract, agreement, or other instrument executed by the Managing Partner shall be conclusive evidence in favor of any Person relying thereon or claiming thereunder that (i) the Partnership was in existence at the time of the execution and delivery thereof, (ii) such instrument was duly executed in accordance with the terms and provisions of this Agreement and is binding upon the Partnership, and (iii) the Managing Partner was duly authorized and empowered to execute and deliver such instrument in the name and on behalf of the Partnership.

         4.5 Limitations on Authority of the Partners. Notwithstanding any other provision of this Agreement, neither Partner shall have any authority to cause the Partnership do any of the following, except with the prior approval of the Management Committee:

                 (a) sell or otherwise dispose of, or agree to sell or otherwise dispose of, (i) any assets of the Partnership or any Subsidiary of the Partnership other than in the ordinary course of business of the Partnership or any Subsidiary of the Partnership or (ii) all or substantially all the assets of the Partnership (except, in either case, in a liquidating sale upon dissolution of the Partnership in accordance with this Agreement and except, in either case, for the disposition of the Partnership's interest in PioneerCo to Sprint Spectrum Holding Company, L.P., a Delaware limited partnership (or to any successor-in-interest to Sprint Spectrum Holding Company, L.P.), in exchange for an equity interest therein as contemplated by
Section 13.6 of the PioneerCo Agreement, or do any other act that would make it impossible to carry on the business of the Partnership except upon the dissolution of the Partnership in accordance with this Agreement;

                 (b)  merge or consolidate with any other Person;

                 (c) confess a judgment against the Partnership, or make, execute, or deliver any assignment for the benefit of creditors;

                 (d) possess Partnership property, or assign any rights in specific Partnership property, for other than a Partnership purpose, or otherwise use any funds or assets of the Partnership other than for the benefit of the Partnership;

                 (e) for so long as the Partnership is the Managing Partner of PioneerCo, adopt any Budget or Business Plan for PioneerCo (or any amendment to any Budget or Business Plan for PioneerCo) pursuant to Section 5.2(b) of the PioneerCo Agreement or submit to the Non-Managing Partner of PioneerCo any Proposed Budget, Proposed Business Plan, or Proposed Change pursuant to Section 5.2(c) of the PioneerCo Agreement;

                 (f) establish any business, strategic, or financial plan for the Partnership or approve any annual budget for the Partnership;





                             - 15 -                            December 13, 1996

                 (g) cause or permit PioneerCo to take any action that, under the terms of the PioneerCo Agreement, requires the consent or approval of any limited partner of PioneerCo; or

                 (h) amend the PioneerCo Agreement in any material respect or waive any material right of the Partnership under the PioneerCo Agreement.

         4.6 Authority, Responsibilities, and Fiduciary Obligations of the Partners.

                 (a) Scope of Partners' Authority. Neither Partner shall have any authority to execute any contract or other agreement, application, or other document on behalf of the Partnership or any Subsidiary of the Partnership, or otherwise to act for, or assume any obligation or responsibility on behalf of, the Partnership or any Subsidiary of the Partnership, unless such action has been approved by the Management Committee in accordance with this Section 4 or responsibility for such action has been delegated to such Partner by the Management Committee in accordance with this Section 4. Each Partner shall have authority to execute such contracts or other agreements, applications, or other documents on behalf of the Partnership, or otherwise to act for, or assume any obligation or responsibility on behalf of, the Partnership, if such action has been approved by the Management Committee in accordance with this
Section 4 or responsibility for such action has been delegated to such Partner by the Management Committee in accordance with this Section 4.

                 (b)  Responsibilities and Fiduciary Obligations of the
Partners.

                          (i)  Conduct of Partnership Business.  Each Partner
shall be required to devote to the conduct of the business of the Partnership only as much time and attention as it deems necessary to accomplish the purposes and to conduct properly the business of the Partnership. The Partners agree that day-to-day operation, management, and supervision of the assets and business of the Partnership may be delegated by the Management Committee to the Managing Partner, to other Persons selected by the Management Committee, and to the employees of the Partnership (or any Subsidiary of the Partnership), and by the Managing Partner to other Persons selected by the Managing Partner and to the employees of the Partnership (or any Subsidiary of the Partnership).

                          (ii)  Fiduciary Obligations.  A Partner shall be
liable under this Agreement for personal benefits improperly received, willful misconduct, recklessness, and gross negligence with respect to the business of the Partnership, but shall not be liable for errors in judgment or for any acts or omissions that do not constitute the improper receipt of personal benefits, willful misconduct, recklessness, or gross negligence with respect to the business of the Partnership. The Managing Partner shall not be liable for the negligence, whether of omission or commission, dishonesty, or bad faith of any employee or agent of the Partnership selected and supervised by the Managing Partner with reasonable care. Any act or omission of the Managing Partner, if done in reliance upon the advice of legal counsel or public accountants selected with the exercise of reasonable care by the Managing Partner, shall be conclusively presumed not to





                             - 16 -                            December 13, 1996
constitute the improper receipt of personal benefits, willful misconduct, recklessness, or gross negligence with respect to the business of the Partnership.

         4.7 Compensation of Managing Partner and Reimbursement of Expenses. The Managing Partner shall not be paid any compensation from the Partnership for its services rendered to the Partnership. The Partnership shall reimburse the Managing Partner and any agent or representative of the Managing Partner for all costs and expenses incurred by them that are directly attributable to the business of the Partnership. The Partnership shall, promptly after the date hereof, reimburse the Managing Partner, and any agent or representative of the Managing Partner, for all costs and expenses incurred (whether incurred before or after the formation of the Partnership) in connection with the formation and organization of the Partnership.

         4.8  Tax Matters Partner.

                 (a) Designation. The Managing Partner is designated the "tax matters partner" in accordance with Code Section 6231(a)(7).

                 (b) Authority. The Managing Partner shall have all powers necessary to perform fully as tax matters partner, including the power to retain attorneys and accountants of its choice. The Managing Partner, as the tax matters partner, is authorized to represent the Partnership before taxing authorities and courts in tax matters affecting the Partnership and the Partners in their capacity as Partners and is entitled to take any actions on behalf of the Partnership in any such tax proceedings that it, in its reasonable business judgment, deems to be in the best interests of the Partnership.

                 (c) Duties. To the extent and in the same manner as provided by applicable law, the Managing Partner, as tax matters partner, (i) shall furnish the name, address, Percentage Interest, and taxpayer identification number of each Partner to the Secretary of the Treasury or its delegate, and
(ii) shall keep each Partner informed of any administrative and judicial proceedings for the adjustment at the Partnership level of any items required to be taken into account by a Partner for income tax purposes. The Managing Partner shall give notice to each Partner of a Partnership audit.

                 (d) Expenses and Indemnification. The Managing Partner shall be entitled to be reimbursed by the Partnership for all costs and expenses incurred by it in connection with any administrative or judicial proceeding with respect to any tax matter involving the Partnership or the Partners in their capacity as Partners and to be indemnified by the Partnership (solely out of Partnership assets) with respect to any action brought against it in connection with any judgment in or settlement of any such proceeding.

         4.9  Permitted Transactions.

                 (a) Other Businesses. Either Partner, and any partner, affiliate, agent, or representative of either Partner, may engage in or possess an interest in other business ventures





                             - 17 -                            December 13, 1996
of any nature or description, independently or with others, whether currently existing or hereafter created and whether or not competitive with or advanced by the business of the Partnership. Neither the Partnership nor the other Partner shall have any rights in or to the income or profits derived therefrom, nor shall either Partner have any obligation to the other Partner with respect to any such enterprise or related transaction.

                 (b) Dealings with Partnership. The Partnership may, in the sole discretion of the Managing Partner, contract with any Person (including either Partner or any Person affiliated with either Partner or in which either Partner may be interested) for the performance of any services that may reasonably be required to carry on the business of the Partnership, and any such Person dealing with the Partnership, whether as an independent contractor, agent, employee, or otherwise, may receive from others or from the Partnership profits, compensation, commissions, or other income incident to such dealings.

         4.10  Indemnification.

                 (a) In any threatened, pending, or completed claim, action, suit, or proceeding to which either Partner was or is a party or is threatened to be made a party by reason of its activities on behalf of the Partnership, the Partnership shall indemnify and hold harmless such Partner against losses, damages, expenses (including attorneys' and accountants' fees), judgments, and amounts paid in settlement actually and reasonably incurred in connection with such claim, action, suit, or proceeding, except that neither Partner shall be indemnified for actions constituting the improper receipt of personal benefits, willful misconduct, recklessness, or gross negligence with respect to the business of the Partnership. To the extent either Partner has been successful on the merits or otherwise in defense of any other action, suit, or proceeding to which it was or is a party or is threatened to be made a party by reason of the fact that it was or is a Partner of the Partnership, or in defense of any claim, issue, or matter in connection therewith, the Partnership shall indemnify such Partner and hold it harmless against the expenses (including attorneys' and accountants' fees) actually incurred by such Partner in connection therewith.

                 (b) Expenses (including attorneys' and accountants' fees) incurred in defending a civil or criminal claim, action, suit, or proceeding shall be paid by the Partnership in advance of the final disposition of the matter upon receipt of an undertaking by or on behalf of the Partner to repay such amount if such Partner is ultimately determined not to be entitled to indemnity.

                 (c) To the fullest extent permitted by law, the Partnership shall indemnify the Managing Partner and its agents and representatives for the defense of any action brought in the name of the Partnership to procure a judgment in its favor by the other Partner if and to the extent that indemnification is permitted by the Act and the actions of the Managing Partner, agent, or representative are not found to constitute the improper receipt of personal benefits, willful misconduct, recklessness, or gross negligence with respect to the business of the Partnership.





                             - 18 -                            December 13, 1996

                 (d) Each Partner shall look solely to the assets of the Partnership for return of the Partner's investment, and if the property of the Partnership remaining after the discharge of the debts and liabilities of the Partnership is insufficient to return a Partner's investment, the Partner shall have no recourse against the other Partner, except as expressly provided in this Agreement.

                 (e) For purposes of this Section 4.10, the termination of any action, suit, or proceeding by judgment, order, settlement, or otherwise adverse to either Partner shall not, of itself, create a presumption that the conduct of such Partner constitutes the improper receipt of personal benefits, willful misconduct, recklessness, or gross negligence with respect to the business of the Partnership.

SECTION 5                 CASH DISTRIBUTIONS; ALLOCATIONS OF PROFITS AND
                          LOSSES.

         5.1  Distributions.

                 (a) Distributions Prior to Liquidation. Except as provided in Section 5.1(b), all cash of the Partnership available for distribution shall be distributed at such times and in such amounts as the Management Committee shall determine. All distributions of cash pursuant to this Section 5.1(a) shall be allocated between the Partners in proportion to their Percentage Interests.

                 (b) Net Proceeds on Liquidation. Upon the liquidation of the Partnership within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(g), after payment of, or adequate provision for, the debts and obligations of the Partnership, the remaining assets of the Partnership shall be distributed (or deemed distributed in the event of a termination under Code Section 708(b)(1)(B)) to the Partners (after giving effect to all contributions, distributions, allocations, and other Capital Account adjustments for all taxable years, including the year during which such liquidation occurs) in the same proportion that each Partner's positive Capital Account balance bears to the aggregate of all positive Capital Account balances of the Partners in compliance with Treasury Regulation Section 1.704-1(b)(2)(ii)(b)(2).

                 (c) Withholding. All amounts withheld pursuant to the Code or any provision of any state or local tax law with respect to any distribution to the Partners shall be treated as amounts distributed to Partners pursuant to
Section 5.1 for all purposes of this Agreement.

         5.2  Allocations of Net Profit and Net Loss.

                 (a) Allocations Prior to Liquidation. Except as otherwise provided in this Agreement, Net Profit and Net Loss for each Fiscal Year (or portion thereof) shall be allocated between the Partners in proportion to their Percentage Interests.





                             - 19 -                            December 13, 1996

                 (b)  Allocations upon Liquidation.

                          (i)  Except as otherwise provided in this Agreement,
Net Profit in connection with the sale of all or substantially all the assets of the Partnership or the liquidation of the Partnership shall be allocated as follows:

                                  (A)  First, to the Partners having deficit
balances in their Capital Accounts to the extent of, and in proportion to, those deficits;

                                  (B)  Second, so as to cause the ratio of the
credit balance in each Partner's Capital Account to the credit balances in all Partners' Capital Accounts to equal such Partner's Percentage Interest; and

                                  (C)  Thereafter, to all Partners in
proportion to their Percentage Interests.

                          (ii)  Except as otherwise provided in this Agreement,
Net Loss in connection with the sale of all or substantially all the assets of the Partnership or the liquidation of the Partnership shall be allocated to the Partners so as to cause the ratio of the credit balance in each Partner's Capital Account to the credit balances in all Partners' Capital Accounts to equal such Partner's Percentage Interest.

         5.3 Special Allocations. The following special allocations shall be made in the following order:

                 (a) Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation Section 1.704-2(f), notwithstanding any other provision of this Section 5, if there is a net decrease in Partnership Minimum Gain during any Fiscal Year, each Partner shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, determined in accordance with Treasury Regulation
Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.3(a) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

                 (b) Partner Minimum Gain Chargeback. Except as otherwise provided in Treasury Regulation Section 1.704-2(i)(4), notwithstanding any other provision of this Section 5, if there is a net decrease in Partner Nonrecourse Debt Minimum Gain attributable to a Partner Nonrecourse Debt during any Fiscal Year, each Partner who has a share of the Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined





                             - 20 -                            December 13, 1996
in accordance with Treasury Regulation Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Partner's share of the net decrease in Partner Nonrecourse Debt Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Treasury Regulation Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 5.3(b) is intended to comply with the minimum gain chargeback requirement in Treasury Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

                 (c) Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated between the Partners in proportion to their Percentage Interests.

                 (d) Partner Nonrecourse Deductions. Any Partner Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated to the Partner who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Treasury Regulation Section 1.704-2(i).

                 (e) Code Section 754 Adjustment. To the extent an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Treasury Regulation
Section 1.704-1(b)(2)(iv)(m)(2) or Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution to a Partner in complete liquidation of its interest, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specifically allocated to the Partners in accordance with their interests in the Partnership if Treasury Regulation
Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Partners to whom such distribution was made if Treasury Regulation Section 1.704-1(b)(2)(iv)(m)(4) applies.

         5.4 Curative Allocations. The allocations set forth in Section 5.3 (other than Section 5.3(e)) (the "Regulatory Allocations") are intended to comply with certain requirements of the Treasury Regulations. The Partners intend that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Partnership income, gain, loss, or deduction pursuant to this Section
5.4. Therefore, notwithstanding any other provision of this Section 5 (other than the Regulatory Allocations), the Managing Partner shall make such offsetting special allocations of Partnership income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Partner's Capital Account balance is, to the extent possible, equal to the Capital Account balance such Partner would have had if the Regulatory Allocations were not part of this Agreement and all Partnership items were allocated pursuant to Section 5.2. In exercising its discretion under this Section 5.4, the Managing Partner shall take into account





                             - 21 -                            December 13, 1996
any future Regulatory Allocations under Sections 5.3(a) and 5.3(b) that, although not yet made, are likely to offset Regulatory Allocations made under Sections 5.3(c) and 5.3(d).

         5.5 Special Allocations Relating to Certain Interest. The Partners intend that the interest payable by CEI Pioneer pursuant to Section 3.1(c)(iii) shall be treated as interest and not as a Capital Contribution and shall be deductible by CEI Pioneer for federal income tax purposes (and shall constitute income to the Partnership). The Partners further intend that any interest payable by the Partnership to the FCC pursuant to its assumption of certain liabilities of Cox Communications, Inc. pursuant to Section 3.1(e) shall be deductible by the Partnership for federal income tax purposes and shall not be a deduction of Cox Communications, Inc. If any other treatment shall be required under the Code or applicable Treasury Regulations, then the Managing Partner shall make such offsetting allocations of Partnership income, gain, loss, or deduction in whatever manner it determines appropriate so that, after such allocations are made, each Partner is, as nearly as possible, in the same economic position it would have been in if the interest payable by CEI Pioneer pursuant to Section 3.1(c)(iii) had been treated as described in the first sentence of this Section 5.5 and the interest payable by the Partnership to the FCC pursuant to Section 3.1(e) had been treated as set forth in the second sentence of this Section 5.5.

         5.6  Other Allocation Rules.

                 (a) Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Partnership within the meaning of Treasury Regulation Section 1.752-3(a)(3), the Partners' interests in Partnership profits are equal to their respective Percentage Interests.

                 (b) To the extent permitted by Treasury Regulation Sections 1.704-2(h) and 1.704-2(i)(6), the Managing Partner shall endeavor not to treat distributions as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt.

                 (c) If any fees or other payments deducted for federal income tax purposes by the Partnership are recharacterized by a final determination of the Internal Revenue Service as nondeductible distributions to either Partner, then, notwithstanding all other allocation provisions (other than the Regulatory Allocations), gross income shall be allocated to such Partner (for each Fiscal Year in which such recharacterization occurs) in an amount equal to the fees or payments recharacterized.

                 (d) All items of Partnership income, gain, loss, deduction, and any other allocations not otherwise provided for shall be allocated between the Partners in the same manner as they share Net Profits or Net Losses, as the case may be, for the year.





                             - 22 -                            December 13, 1996

         5.7  Section 704(c) Allocations.

                 (a) In accordance with Code Section 704(c) and the Treasury Regulations thereunder, income, gain, loss, and deduction with respect to any property contributed to the capital of the Partnership shall, solely for tax purposes, be allocated between the Partners so as to take account of any variation between the adjusted basis of such property to the Partnership for federal income tax purposes and its initial Gross Asset Value.

                 (b) If the Gross Asset Value of any Partnership asset is adjusted pursuant to paragraph (ii) of the definition of Gross Asset Value, subsequent allocations of income, gain, loss, and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Treasury Regulations thereunder.

                 (c) Any elections or other decisions relating to such allocations shall be made by the Managing Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.7 are solely for purposes of federal, state, and local taxes and shall not affect, or in any way be taken into account in computing, either Partner's Capital Account or share of Net Profit, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

SECTION 6                 ASSIGNMENT, TRANSFER, OR SALE OF INTERESTS IN
                          PARTNERSHIP.

         6.1 Transfer of the Partnership Interests. Neither Partner shall sell, assign, pledge, or otherwise encumber or transfer all or any part of its interest in the Partnership to any Person, without the consent of the other Partner, and any attempt to do so shall be null and void.

         6.2 Withdrawal of Partner. Each Partner agrees not to withdraw from the Partnership without the prior consent of the other Partner. For purposes of this Section 6.2, the term "withdrawal" shall include the bankruptcy of a Partner for purposes of Section 1531 of the Act.

         6.3 Admission of Additional Partners. Additional Partners may be admitted to the Partnership on such terms and conditions as shall be agreed to by all the Partners.

SECTION 7                 DISSOLUTION AND TERMINATION OF THE PARTNERSHIP.

         7.1 Events of Dissolution. The Partnership shall dissolve upon the earliest to occur of:

                 (a) subject to any restriction in any agreement to which the Partnership is a party, an election to dissolve the Partnership made by all Partners;





                             - 23 -                            December 13, 1996

                 (b) the sale, exchange, involuntary conversion, or other disposition or transfer of all or substantially all the assets of the Partnership (other than the disposition or transfer of the Partnership's interest in PioneerCo to Sprint Spectrum Holding Company, L.P., a Delaware limited partnership (or to any successor-in-interest to Sprint Spectrum Holding Company, L.P.), in exchange for an equity interest therein as contemplated by
Section 13.6 of the PioneerCo Agreement;

                 (c) the occurrence of any event described in Section 1531 of the Act;

                 (d) the happening of any event that, under applicable law, causes the dissolution of a general partnership; or

                 (e)  the expiration of the term of the Partnership.

         7.2  Actions on Dissolution.

                 (a) Liquidator. Upon the dissolution of the Partnership, the Managing Partner, or, if the Managing Partner is unable to do so or if the Managing Partner wrongfully caused the dissolution of the Partnership, the other Partner, shall act as liquidator to wind up the Partnership. The liquidator shall have full power and authority to sell, assign, and encumber any of the Partnership's assets and to wind up and liquidate the affairs of the Partnership in an orderly and businesslike manner.

                 (b) Application of Proceeds. The proceeds of liquidation shall be applied first to the payment of the debts and liabilities of the Partnership (including any loans to the Partnership made by either Partner), then to the expenses of liquidation, and then to the establishment of any reserves that the liquidator deems necessary for potential or contingent liabilities of the Partnership. Remaining proceeds shall be distributed to the Partners as provided in Section 5.1(b).

                 (c) Distribution in Kind. If the liquidator determines that the Partners would be materially adversely affected by a liquidation of the Partnership's assets, the liquidator may distribute all or a portion of the Partnership's assets in kind to the Partners, if the Partners so agree.

                 (d) Deferral of Liquidation. If the liquidator determines that an immediate sale of part or all of the Partnership's assets would cause undue loss to the Partners, the liquidator may, to avoid the loss, defer the liquidation of, and withhold from distribution for a reasonable time, any assets of the Partnership except those necessary to satisfy debts and liabilities of the Partnership (other than debts or liabilities to the Partners).

                 (e) Final Accounting. Upon the dissolution and winding up of the Partnership, a proper accounting shall be made from the date of the last previous accounting to the date of winding up.





                             - 24 -                            December 13, 1996

                 (f) Statement of Liquidation. Within a reasonable time following the completion of the liquidation of the Partnership, the liquidator shall submit a statement (which need not be audited) to each Partner setting forth the assets and liabilities of the Partnership as of the date of liquidation and the amount of the distribution to each Partner pursuant to
Section 5.1(b).

                 (g) Effect of Withdrawal of Partner. The withdrawal of either Partner (including the bankruptcy of a Partner for purposes of Section 1531 of the Act) shall not alter the allocations and distributions to be made to the Partners pursuant to this Agreement.

                 (h) Termination of Partnership. Upon the completion of the distribution of Partnership assets and the proceeds of liquidation as provided in this Section 7.2, the Partnership shall be terminated.

SECTION 8                 BOOKS, RECORDS, AND RETURNS; TAX YEAR.

         8.1 Books of Account and Records. The Partnership's books and records, including a register showing the names and addresses of the Partners, a copy of this Agreement, and any other records required to be maintained by the Act, shall be maintained at the principal office of the Partnership at the location specified in Section 2.6. All such books and records shall be available for inspection and copying by the Partners or their duly authorized representatives during ordinary business hours. The Managing Partner shall keep accurate books and records of the operation of the Partnership that shall reflect all transactions and be appropriate and adequate for the Partnership's business and for carrying out the provisions of this Agreement.

         8.2 Accounting Reports. Within 120 days after the end of each Fiscal Year of the Partnership, the Managing Partner shall cause to be furnished to the Partners a report of the activities of the Partnership for the preceding Fiscal Year, financial statements for the Fiscal Year (which need not be audited) consisting of a balance sheet, a statement of income and expense, and a statement of cash flows, all prepared in accordance with generally accepted accounting principles consistently applied, except as the financial statements shall otherwise specify.

         8.3 Tax Returns. The Managing Partner shall cause the Partnership's tax returns to be prepared and filed. Within 90 days after the end of each Fiscal Year of the Partnership, the Managing Partner shall cause to be furnished to each Partner a statement, to be used in the preparation of the Partner's income tax returns, showing the amounts of any Profits and Losses, tax credits, and gains allocable to the Partner for the Fiscal Year, and the amount of any distributions made to the Partner by the Partnership during the Fiscal Year.

         8.4 Deposit of Partnership Funds. All revenues, assessments, loan proceeds, and other receipts of the Partnership shall be maintained on deposit in interest-bearing and non-interest bearing accounts and other investments as the Managing Partner deems appropriate. Any interest or other income generated by the Partnership's deposits or investments will be for the





                             - 25 -                            December 13, 1996

Partnership's account. Partnership funds from any of the various sources mentioned above may be commingled with other Partnership funds, and may be withdrawn, expended, and distributed as authorized by this Agreement. The Partnership shall not commingle Partnership funds with the separate funds of the Partners, their affiliates, or any other Person.

SECTION 9                 MISCELLANEOUS.

         9.1 Captions. All section captions contained in this Agreement are for convenience only and shall not be deemed part of this Agreement.

         9.2 Pronouns, Singular and Plural Form. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, and neuter as the identity of the Person or Persons referred to may require, and all words shall include the singular or plural as the context or the identity of Persons may require.

         9.3 Further Action. The parties shall execute and deliver all documents, provide all information, and take, or forbear from, all actions that may be necessary or appropriate to achieve the purposes of this Agreement.

         9.4 Entire Agreement. This Agreement contains the entire understanding between the parties and supersedes any prior understandings and agreements between them regarding the subject matter of this Agreement.

         9.5 Agreement Binding. This Agreement shall be binding upon the successors and assigns of the parties. No provision of this Agreement may be waived except by a written instrument specifically waiving such provision and executed by the party to be charged with such waiver. No provision of this Agreement may be amended or modified except by a written instrument executed by all of the parties.

         9.6 Notices. All notices, demands, and requests required or permitted to be given under the provisions of this Agreement shall be in writing and shall be deemed to have been duly delivered and received (a) on the date of personal delivery, or (b) on the date of receipt (as shown on the return receipt) if mailed by registered or certified mail, postage prepaid and return receipt requested, or if sent by courier service, with all charges prepaid, in each case addressed to the Partner at the last address furnished by the Partner to the other Partner by notice pursuant to this Section 9.6. Nothing in this Section 9.6 shall preclude the delivery of notices by appropriate means other than those described above, including facsimile.

         9.7 Severability. If any provision or part of any provision of this Agreement is invalid or unenforceable in any respect, such provision or part of any provision shall be ineffective to the extent of such invalidity or unenforceability only, without in any way affecting the remaining parts of such provision or the remaining provision of this Agreement.





                             - 26 -                            December 13, 1996

         9.8 Counterparts. This Agreement may be signed in counterparts with the same effect as if the signature on each counterpart were upon the same instrument.

         9.9 Governing Law. This Agreement shall be governed, construed, and enforced in accordance with the laws of the State of Delaware (without regard to the choice of law provisions thereof).

         9.10 No Third-Party Beneficiaries. This Agreement is not intended to, and shall not be construed to, create any right enforceable by any Person not a party hereto, including any creditor of the Partnership or of either of the Partners.





                             - 27 -                            December 13, 1996

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                   COX COMMUNICATIONS PIONEER, INC.



                                   By:    /s/ DAVID M. WOODROW
                                      ----------------------------------------
                                   Name:      DAVID M. WOODROW
                                        --------------------------------------
                                   Title:     VP
                                         -------------------------------------


                                   CEI PIONEER, INC.



                                   By:    /s/ DAVID M. WOODROW
                                      ----------------------------------------
                                   Name:      DAVID M. WOODROW
                                        --------------------------------------
                                   Title:     VP
                                         -------------------------------------





                             - 28 -                            December 13, 1996